EXECUTION COPY



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                                      CARCO, INC.







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                              RECEIVABLES SALE AGREEMENT


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                               Dated as of June 23, 1994











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                                   TABLE OF CONTENTS
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                                       ARTICLE I

                                      DEFINITIONS

             1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . .    1
             1.2  Other Definitional Provisions . . . . . . . . . . . . . .    1


                                       ARTICLE II

                            PURCHASE AND SALE OF RECEIVABLES

             2.1  Purchase and Sale of Receivables  . . . . . . . . . . . .    2
             2.2  Purchase Price  . . . . . . . . . . . . . . . . . . . . .    3
             2.3  Payment of Purchase Price . . . . . . . . . . . . . . . .    3
             2.4  No Repurchase . . . . . . . . . . . . . . . . . . . . . .    5
             2.5  Rebates, Adjustments, Returns and Reductions;
                    Modifications . . . . . . . . . . . . . . . . . . . . .    5
             2.6  Limited Repurchase Obligation . . . . . . . . . . . . . .    6
             2.7  Obligations Unaffected  . . . . . . . . . . . . . . . . .    7
             2.8  Certain Charges . . . . . . . . . . . . . . . . . . . . .    7
             2.9  Certain Allocations . . . . . . . . . . . . . . . . . . .    7


                                      ARTICLE III

                            CONDITIONS TO PURCHASE AND SALE

             3.1  Conditions Precedent to the Company's Initial Purchase of
                    Receivables . . . . . . . . . . . . . . . . . . . . . .    7
             3.2  Conditions Precedent to All the Company's Purchases of
                    Receivables . . . . . . . . . . . . . . . . . . . . . .    8
             3.3  Conditions Precedent to Sellers' Obligations  . . . . . .    9
             3.4  Conditions Precedent to the Addition of a Seller  . . . .   10


                                       ARTICLE IV

                             REPRESENTATIONS AND WARRANTIES

             4.1  Representations and Warranties of the Sellers Relating to
                    the Sellers . . . . . . . . . . . . . . . . . . . . . .   11
                    (a)  Organization, Corporate Powers . . . . . . . . . .   11
                    (b)  Authorization  . . . . . . . . . . . . . . . . . .   12
                    (c)  Enforceability . . . . . . . . . . . . . . . . . .   12
                    (d)  Capitalization . . . . . . . . . . . . . . . . . .   12

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                    (e)  Litigation; Compliance with Laws . . . . . . . . .   12
                    (f)  Agreements . . . . . . . . . . . . . . . . . . . .   13
                      (g)  Tax Returns  . . . . . . . . . . . . . . . . . .   13
                    (h)  No Material Misstatements  . . . . . . . . . . . .   14
                    (i)  Employee Benefit Plans . . . . . . . . . . . . . .   14
                    (j)  Solvency . . . . . . . . . . . . . . . . . . . . .   15
              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                    (l)  Indebtedness to Company. . . . . . . . . . . . . .   15
                    (m)  Lockboxes. . . . . . . . . . . . . . . . . . . . .   15
                    (n)  Filings  . . . . . . . . . . . . . . . . . . . . .   15
                    (o)  Receivables Documents  . . . . . . . . . . . . . .   16
             4.2  Representations and Warranties of the Sellers Relating to
                    the Agreement and the Receivables . . . . . . . . . . .   16

                                       ARTICLE V

                                 AFFIRMATIVE COVENANTS

             5.1  Certificates; Other Information . . . . . . . . . . . . .   18
             5.2  Compliance with Laws, etc.  . . . . . . . . . . . . . . .   18
             5.3  Preservation of Corporate Existence . . . . . . . . . . .   18
             5.4  Visitation Rights . . . . . . . . . . . . . . . . . . . .   18
             5.5  Keeping of Records and Books of Account . . . . . . . . .   19
             5.6  Location of Records . . . . . . . . . . . . . . . . . . .   19
             5.7  Computer Files  . . . . . . . . . . . . . . . . . . . . .   19
             5.8  Policies  . . . . . . . . . . . . . . . . . . . . . . . .   19
             5.9  Taxes; ERISA  . . . . . . . . . . . . . . . . . . . . . .   20
             5.10  Collections  . . . . . . . . . . . . . . . . . . . . . .   21
             5.11  Lockbox Agreements; Lockbox Accounts . . . . . . . . . .   21
             5.12  Furnishing Copies, etc . . . . . . . . . . . . . . . . .   21
             5.13  Obligations with Respect to Obligors and Receivables . .   22
             5.14  Responsibilities of the Sellers  . . . . . . . . . . . .   22
             5.15  Further Action . . . . . . . . . . . . . . . . . . . . .   22


                                       ARTICLE VI

                                   NEGATIVE COVENANTS

             6.1  Liens . . . . . . . . . . . . . . . . . . . . . . . . . .   25
             6.2  Extension or Amendment of Receivables . . . . . . . . . .   25
             6.3  Change in Payment Instructions to Obligors  . . . . . . .   25
             6.4  Change in Name  . . . . . . . . . . . . . . . . . . . . .   25
             6.5  Modification of Ledger  . . . . . . . . . . . . . . . . .   25
             6.6  Business of the Sellers . . . . . . . . . . . . . . . . .   25
             6.7  Accounting of Purchases . . . . . . . . . . . . . . . . .   25
             6.8  Chattel Paper . . . . . . . . . . . . . . . . . . . . . .   26
             6.9  Ineligible Receivables  . . . . . . . . . . . . . . . . .   26


                                      ARTICLE VII


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                                                                            Page
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                              PURCHASE TERMINATION EVENTS   . . . . . . . .   26


                                      ARTICLE VIII

                                 THE SUBORDINATED NOTES

             8.1  Subordinated Notes  . . . . . . . . . . . . . . . . . . .   28
             8.2  Restrictions on Transfer of Subordinated Notes  . . . . .   29
                                       ARTICLE IX

                                     MISCELLANEOUS

             9.1  Further Assurances  . . . . . . . . . . . . . . . . . . .   29
             9.2  Payments  . . . . . . . . . . . . . . . . . . . . . . . .   29
             9.3  Costs and Expenses  . . . . . . . . . . . . . . . . . . .   29
             9.4  Successors and Assigns  . . . . . . . . . . . . . . . . .   30
             9.5  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .   31
             9.6  No Waiver; Cumulative Remedies  . . . . . . . . . . . . .   31
             9.7  Amendments and Waivers  . . . . . . . . . . . . . . . . .   31
             9.8  Severability  . . . . . . . . . . . . . . . . . . . . . .   31
             9.9  Notices . . . . . . . . . . . . . . . . . . . . . . . . .   32
             9.10  Counterparts . . . . . . . . . . . . . . . . . . . . . .   32
             9.11  Construction of Agreement as Security Agreement  . . . .   32
             9.12  Waivers of Jury Trial  . . . . . . . . . . . . . . . . .   32
             9.13  Jurisdiction; Consent to Service of Process  . . . . . .   33
             9.14  Addition of Sellers  . . . . . . . . . . . . . . . . . .   33
             9.15  Optional Termination of Seller . . . . . . . . . . . . .   34
             9.16  No Bankruptcy Petition . . . . . . . . . . . . . . . . .   35
             9.17  Termination  . . . . . . . . . . . . . . . . . . . . . .   35
             9.18  Confidentiality  . . . . . . . . . . . . . . . . . . . .   36


        ANNEX X     Definitions


        SCHEDULES

              1     Locations of Chief Executive Offices; Locations of
                      Books and Records
              2     Lockboxes
              3     Discounted Percentage
              4     Tax Matters


        EXHIBITS

             A      Form of U.S. Dollar Subordinated Note
             B      Form of Canadian Dollar Subordinated Note
             C      Form of Additional Seller Supplement




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                    RECEIVABLES SALE AGREEMENT, dated as of June 23, 1994,
          among Collins & Aikman Products Co., a Delaware corporation ("C&A Products"), Collins and Aikman Corporation, WCA Canada, Inc., Imperial Wallcoverings (Canada), Inc., Imperial Wallcoverings, Inc., The Akro Corporation, Dura Acquisition Corp. and each of the other subsidiaries of C&A Products from time to time parties hereto (each of the foregoing, a "Seller"), C&A Products, as Master Servicer (in such capacity, the "Master Servicer"), and Carco, Inc., a Delaware corporation (the "Company").


                                W I T N E S S E T H :
                                - - - - - - - - - -


                    WHEREAS, in the ordinary course of business, each Seller generates accounts receivable; and

                    WHEREAS, each Seller desires to sell to the Company, and the Company is willing to purchase from such Seller, all of such Seller's right, title and interest in, to and under the Receivables (as defined herein) now existing or hereafter created and the rights of such Seller in, to and under all Related Property (as so defined) related thereto;

                    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

                    1.1  Defined Terms.  Capitalized terms used in this
                         -------------
          Agreement shall have the respective meanings assigned to such terms in Annex X hereto unless otherwise defined herein.

                    1.2  Other Definitional Provisions.  (a)  The words
                         -----------------------------
          "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                    (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Sellers and the Company, unless otherwise defined herein, shall have the respective meanings given to them under generally accepted accounting principles.

                    (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.






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                                                                          2





                                      ARTICLE II

                           PURCHASE AND SALE OF RECEIVABLES

                    2.1  Purchase and Sale of Receivables.  (a)  By
                         --------------------------------
          execution of this Agreement, each of the Sellers does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Company, on the Effective Date, all Receivables owned by the Sellers at the close of business on the Effective Date and all Related Property in respect of such Receivables. Subject to Article VII, as of each Payment Date, each of the Sellers does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Company, all of its right, title and interest in, to and under all Receivables owned by the Sellers at the close of business on such Payment Date and not theretofore conveyed to the Company and all Related Property in respect of such Receivables. The foregoing sale, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Company or any other Person of any obligation of the Sellers in connection with the Receivables or under any agreement or instrument relating thereto, including any obligation to any Obligor.

                    (b) On the Effective Date and on the date of creation of each newly created Receivable, all of the applicable Seller's right, title and interest in and to (i) in the case of the Effective Date, all existing Receivables and Related Property in respect of such Receivables and (ii) in the case of each such date of creation, all such newly created Receivables and all Related Property in respect of such Receivables shall be immediately and automatically sold, assigned, transferred and conveyed to the Company pursuant to paragraph (a) above without any further action by such Seller or any other Person. If any Seller shall not have received payment from the Company of the Purchase Price for any newly created Receivable on the Payment Date therefor in accordance with the terms of subsection 2.3(c), such newly created Receivable and the Related Property with respect thereto shall, upon receipt of notice from the applicable Seller of such failure to receive payment, immediately and automatically be sold, assigned, transferred and reconveyed by the Company to such Seller without any further action by the Company or any other Person.

                    (c) In connection with the foregoing conveyances, each Seller agrees to record and file, or cause to be recorded and filed, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable), and any other similar instruments, with respect to the Receivables and Related Property now existing and hereafter






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                                                                          3



          acquired by the Company from the Sellers meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the purchases of the Receivables and Related Property by the Company from the Sellers, and to deliver evidence of such filings to the Company on or prior to the Effective Date. The parties hereto intend that the transfer of Receivables effected by this Agreement be sales.

                    (d) In connection with the foregoing conveyances, each Seller agrees at its own expense, as agent of the Company, that it will (i) indicate or cause to be indicated on the computer files and other listings relating to the Receivables that all Receivables and Related Property have been sold to the Company and that the Company has sold an interest therein and has granted a security interest in the Company's retained interest therein and (ii) deliver or cause to be delivered to the Company computer files, microfiche lists or typed or printed lists containing true and complete lists of all such Receivables, identified by Obligor and by the Receivables balance as of June 15, 1994.

                    2.2  Purchase Price.  The amount payable by the Company
                         --------------
          to a Seller (the "Purchase Price") for newly created Receivables and Related Property on any Payment Date under this Agreement shall be equal to the product of (a) the aggregate outstanding Principal Amount of such Receivables as set forth in the applicable Daily Report and (b) the Discounted Percentage with respect to such Seller. To the extent the Purchase Price of any Receivable is denominated in Canadian Dollars, the Dollar equivalent of such Purchase Price shall be equal to the Canadian Exchange Percentage thereof.

                    2.3  Payment of Purchase Price.  (a)  Upon fulfillment
                         -------------------------
          of the conditions set forth in Article III, the Purchase Price for Receivables and the Related Property shall be paid or provided for in the manner provided below on each day for which a Daily Report is prepared and delivered to the Company (each such day, a "Payment Date"). Each Seller hereby appoints the Master Servicer as its agent to receive payment of the Purchase Price for Receivables sold by it to the Company and hereby authorizes the Company to make all payments due to such Seller directly to, or as directed by, the Master Servicer. The Master Servicer hereby accepts and agrees to such appointment.

                    (b) The Purchase Price for Receivables and the Related Property with respect thereto purchased by the Company on the Effective Date from each Seller shall be paid by the Company as follows:

                    (i) in cash from the net proceeds of the sale of an interest in such Purchased Receivables by the Company to other Persons; and









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                                                                          4



                   (ii) in cash from the proceeds of capital contributed by C&A Products to the Company in respect of its equity interest in the Company.

                    (c) The Purchase Price for Receivables and the Related Property with respect thereto purchased by the Company on any Payment Date after the Effective Date shall be paid by the Company on such Payment Date as follows:

                    (i) by netting the amount of any Seller Adjustment Payments or Seller Repurchase Payments pursuant to subsection 2.5 or 2.6 against such Purchase Price;

                   (ii) to the extent available for such purpose, in cash from Collections; it being understood that Canadian Dollar cash Collections shall be applied solely to the Purchase Price of Canadian Dollar denominated Receivables;

                  (iii) to the extent available for such purpose, in cash from the net proceeds of the sale of an interest in such Purchased Receivables by the Company to other Persons;

                   (iv) at the option of the Company, by means of an addition to the principal amount of the Canadian Dollar Subordinated Note or U.S. Dollar Subordinated Note, as appropriate in accordance with this subsection, in an aggregate amount equal to the remaining portion of the Purchase Price; provided, however, that the Company may pay
                               --------  -------
               by means of additions to the principal amount of either Subordinated Note only if, at the time of such payment and after giving effect thereto, the fair market value of its assets, including any beneficial interests or indebtedness of a trust and all Receivables and Related Property it owns, after giving effect for this purpose to any Adjustments with respect to the Purchased Receivables or any participation interest therein sold to the Banks under the Receivables Transfer Agreement, is greater than the amount of its liabilities including its liabilities on the Subordinated Notes and in respect of the Purchase Discount Amounts and all fees payable under the Receivables Transfer Agreement. Any such addition to the principal amount of the Subordinated Notes shall be allocated among the Sellers by the Master Servicer provided, however, that additions to the
                                   --------  -------
               principal amount of the Canadian Dollar Subordinated Note may only be made to evidence the purchase price of Receivables denominated in Canadian Dollars and additions to the U.S. Dollar Subordinated Note may only be made to evidence the purchase price of Receivables denominated in Dollars. The Master Servicer may evidence such payments by means of additions to the principal amount of the appropriate Subordinated Note by recording the date and amount thereof on the books and records of the Master Servicer or the Sellers or on the grid attached to such Subordinated Note; provided that the failure to make any such recordation or any error in such grid shall not adversely affect any Seller's rights; and

                    (v) in cash from the proceeds of capital contributed by C&A Products to the Company in respect of its equity interest in the Company.

                    (d) The Master Servicer may allocate among the Sellers the payment of the Purchase Price for Receivables and any amounts netted therefrom pursuant to subsection 2.3(c)(i). The Company shall be entitled to pay all amounts in respect of the Purchase Price of Receivables to an account of the Master Servicer without regard to whether or how such payments are allocated by the Master Servicer to the Sellers. All payments under this Agreement (i) to the extent such payments are made in Canadian Dollars, shall be made on the date specified therefor in Canadian Dollars in same day funds or by check, as the Master Servicer shall elect, (ii) in all other cases, shall be made on the date specified therefor in Dollars in same day funds or by check, as the Master Servicer shall elect, (iii) in all cases, shall be made not later than 3:00 p.m (New York City time) and (iv) shall be made (x) if to any Seller, to the bank account for such Seller designated in writing by the Master Servicer to the Company and
          (y) if to the Master Servicer, to the bank account designated in writing by the Master Servicer to the Company.

                    (e) Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Amounts not paid when due in accordance with the terms of this Agreement shall bear interest at a rate equal at all times to the ABR plus the Applicable ABR Margin plus 2%,
                               ----                           ----
          payable on demand.

                    2.4  No Repurchase.  Except to the extent expressly set
                         -------------
          forth herein, no Seller shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Company any Purchased Receivables or Related Property or to rescind or otherwise retroactively effect any purchase of any Purchased Receivables or Related Property after the Payment Date relating thereto.

                    2.5  Rebates, Adjustments, Returns and Reductions;
                         ---------------------------------------------
          Modifications.  From time to time a Seller may make Adjustments
          -------------
          to Receivables in accordance with this subsection 2.5 and subsection 6.2. The Sellers, jointly and severally, agree to pay to the Company, on the Payment Date immediately succeeding the date of the grant of any Adjustment (regardless of which Seller shall have granted such Adjustment), the amount of any such Adjustment (a "Seller Adjustment Payment"); provided, that, prior
                                                      --------
          to any Purchase Termination Event, any such payments to the Company shall be netted against the Purchase Price of newly created Receivables in accordance with subsection 2.3(c)(i). An "Adjustment" shall mean any rebate, discount, refund or adjustment (including, without limitation, as a result of the application of any special or other discounts or any reconciliations) of any Receivable, the amount owing for any returns (including, without limitation, as a result of the return of any stale goods) or cancellations and the amount of any other reduction of any payment under any Receivable in each case granted or made by the applicable Seller to the related Obligor, provided, that, an "Adjustment" does not include any Charge-Off.
          --------
          The amount of any Adjustment shall be set forth on the first Daily Report prepared after the date of the grant thereof.

                    2.6  Limited Repurchase Obligation.  In the event that
                         -----------------------------
          any of the representations or warranties contained in subsection
          4.2 in respect of any Receivable shall be or have been incorrect in any material respect as of the date made or deemed made, or any Eligible Receivable shall become subject to any defense, dispute, offset or counterclaim of any kind (other than as expressly permitted by this Agreement) or any Seller shall breach any covenant contained in subsection 5.2, 5.8, 6.1, 6.2, 6.3, 6.4, 6.5, 6.8 or 6.9 with respect to any Receivable (each of the foregoing events or circumstances, a "Repurchase Event"), such Receivable shall cease to be an Eligible Receivable on the date on which such Repurchase Event occurs. In addition, if any Repurchase Event shall occur with respect to any Receivable, then the Sellers, jointly and severally, agree to pay to the Company an amount (the "Repurchase Amount") equal to the Purchase Price of such Receivable (whether the Company paid such Purchase Price in cash or otherwise) less Collections received by the Company in respect of such Receivable, regardless of which Seller shall have been responsible for such Repurchase Event, such payment to occur on the 30th day after the day such Repurchase Event becomes known (or should have become known with due diligence) to any Seller (except that if such 30th day is not a Business Day, such payment shall be made on the Business Day immediately succeeding such 30th day) unless such Repurchase Event shall have been cured on or before such 30th day; provided, that, prior to the occurrence
                                   --------
          of any Purchase Termination Event, any such payments to the Company shall be netted against the Purchase Price of newly created Receivables in accordance with subsection 2.3(c)(i). Any payment by any Seller pursuant to this subsection 2.6 is referred to as a "Seller Repurchase Payment". If, on or prior to such 30th day (or the Business Day immediately succeeding such 30th day, as applicable), any Seller shall so reacquire any such Receivable, then the Company shall have no further remedy against the Sellers in respect of the Repurchase Event with respect to such reacquired Receivable. Upon a Seller Repurchase Payment, the Company shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the applicable Seller, without recourse, representation or warranty, all the right, title and interest of the Company in, to and under such Receivable and the Related Property with respect thereto. The Company shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by such Seller to effect the conveyance of such Receivable pursuant to this section 2.6.

                    2.7  Obligations Unaffected.  The obligations of the
                         ----------------------
          Sellers to the Company under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any sale of a Receivable.

                    2.8  Certain Charges.  Each of the Sellers and the
                         ---------------
          Company agrees that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Purchased Receivables shall be the property of the Company notwithstanding the occurrence of an Early Termination, and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of Purchased Receivables.

                    2.9  Certain Allocations.  Each of the Sellers hereby
                         -------------------
          agrees that, following the occurrence of an Early Termination in respect of any Seller, all Collections and other proceeds received in respect of Receivables generated by such Seller shall be applied first, to pay the outstanding Principal Amount of
                     -----
          Purchased Receivables (as of the date of such Early Termination) of the Obligor to whom such Collections are attributable until such Purchased Receivables are paid in full and, second, to such
                                                           ------
          Seller to pay Receivables of such Obligor not sold to the Company; provided, however, that notwithstanding the foregoing,
                   --------  -------
          if any such Seller can attribute a Collection to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor.


                                     ARTICLE III

                           CONDITIONS TO PURCHASE AND SALE

                    3.1  Conditions Precedent to the Company's Initial
                         ---------------------------------------------
          Purchase of Receivables.  The obligation of the Company to
          -----------------------
          purchase the Receivables and the Related Property hereunder on the Effective Date from any Seller is subject to the conditions precedent, which may be waived by the Company, that (a) each of the Sale Documents shall be in full force and effect and (b) the conditions set forth below shall have been satisfied on or before the Effective Date:

                    (i) the Company shall have received copies of duly adopted resolutions of the Board of Directors of each Seller as in effect on the Effective Date and in form and substance reasonably satisfactory to the Company, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Seller;

                   (ii) the Company shall have received duly executed certificates of the Secretary or an Assistant Secretary of each Seller, dated the Effective Date and in form and substance reasonably satisfactory to the Company, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign this Agreement and any instruments or documents in connection with this Agreement;

                  (iii) each Seller shall have filed and recorded, at its own expense, UCC-1 financing statements (and other similar instruments) with respect to the Receivables and the Related Property in such manner and in such jurisdictions as are necessary or desirable to perfect the Company's ownership interest thereof under the Uniform Commercial Code (or any other similar law) and delivered evidence of such filings to the Company on or prior to the Effective Date; and all other action necessary or desirable, in the reasonable judgment of the Company, to perfect the Company's ownership of the Receivables shall have been duly taken;

                   (iv) each Seller shall have delivered to the Company a microfiche, typed or printed list or other tangible evidence reasonably acceptable to the Company showing as of a date no later than five Business Days preceding the Effective Date, the Obligors whose Receivables are to be transferred to the Company on the Effective Date and the balance of the Receivables with respect to each such Obligor as of such preceding date; and

                    (v) the Company shall have received reports of UCC-1 and other searches of the Sellers with respect to the Receivables and the Related Property reflecting the absence of Liens thereon, except Liens created in connection with the sale by the Company of an interest in the Purchased Receivables and except for Liens as to which the Company has received Uniform Commercial Code termination statements to be filed on or prior to the Effective Date.

                    3.2  Conditions Precedent to All the Company's
                         -----------------------------------------
          Purchases of Receivables.  The obligation of the Company to pay a
          ------------------------
          Seller for any Receivable and the Related Property with respect thereto on each Payment Date (including the Effective Date) shall be subject to the further conditions precedent, which may be waived by the Company, that on such Payment Date:

                    (a) the following statements shall be true (and the acceptance by such Seller of the Purchase Price for any Receivables on any Payment Date shall constitute a representation and warranty by such Seller that on such Payment Date such statements are true):

                         (i) the representations and warranties of such Seller contained in subsections 4.1 and 4.2 shall be true and correct in all material respects on and as of such Payment Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date; and

                        (ii) no Purchase Termination Event or Incipient Purchase Termination Event shall have occurred and be continuing; and

                       (iii) there has been no material adverse change since the date of this Agreement in the collectibility of the Receivables (other than due to a change in the creditworthiness of the Obligors);

                    (b) the Company shall be satisfied that such Seller's systems, procedures and record-keeping relating to the Purchased Receivables are in all material respects sufficient and satisfactory in order to permit the purchase and administration of the Purchased Receivables in accordance with the terms and intent of this Agreement (it being understood and agreed that as of the date hereof, the Sellers' systems, procedures and record-keeping relating to the Receivables are in all material respects sufficient and satisfactory);

                    (c) the Company shall have received payment in full of all amounts for which payment is due from such Seller pursuant to subsection 2.5, 2.6 or 9.3;

                    (d) the Company shall have received such other approvals, opinions or documents as the Company may reasonably request; and

                    (e) such Seller shall have complied with all of its covenants in all material respects and satisfied all of its obligations in all material respects under this Agreement required to be complied with or satisfied as of such date;

          provided, however, that the failure of any Seller to satisfy any
          --------  -------
          of the foregoing conditions shall not prevent such Seller from subsequently selling Receivables upon satisfaction of all such conditions or exercising its rights under subsection 2.1(b).

                    3.3  Conditions Precedent to Sellers' Obligations.
                         --------------------------------------------
          (a) The obligations of each Seller on the Effective Date shall be subject to the conditions precedent that such Seller shall have received on or before the Effective Date the following, each dated the Effective Date and in form and substance satisfactory to such Seller:

                    (i) a copy of duly adopted resolutions of the Board of Directors of the Company authorizing this Agreement, the documents to be delivered by the Company hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company; and

                   (ii) a duly executed certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder.

                    (b) The obligations of each Seller on each Payment Date shall be subject to the condition precedent that no Termination Event set forth in paragraph (f) of Article IX of the Receivables Transfer Agreement shall have occurred and be continuing.

                    3.4  Conditions Precedent to the Addition of a Seller.
                         ------------------------------------------------
          No Subsidiary of C&A Products approved by the Company as an additional Seller pursuant to subsection 9.14 shall be added as a Seller hereunder unless the conditions set forth below shall have been satisfied on or before the date designated for the addition of such Seller (the "Seller Addition Date"):

                    (i) the Company shall have received an Additional Seller Supplement substantially in the form of Exhibit C hereto, duly executed and delivered by such Seller;

                   (ii) the Company shall have received copies of duly adopted resolutions of the Board of Directors of such Seller as in effect on the related Seller Addition Date and in form and substance reasonably satisfactory to the Company, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Seller;

                  (iii) the Company shall have received duly executed certificates of the Secretary or an Assistant Secretary of such Seller dated the related Seller Addition Date and in form and substance reasonably satisfactory to the Company, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign the Additional Seller Supplement or any instruments or documents in connection with this Agreement;

                   (iv) a Lockbox Account with respect to Receivables to be sold by such Seller shall have been established in the name of the Company;

                    (v) such Seller shall have filed and recorded, at its own expense, UCC-1 financing statements (and other similar instruments) with respect to the Receivables and the Related Property in such manner and in such jurisdictions as are necessary or desirable to perfect the Company's ownership interest thereof under the Uniform Commercial Code (or any other similar law) and delivered evidence of such filings to the Company on or prior to the date hereof; and all other action necessary or desirable, in the opinion of the Company, to perfect the Company's ownership of the Receivables shall have been duly taken;

                   (vi) such Seller shall have delivered to the Company a microfiche, a typed or printed list or other tangible evidence reasonably acceptable to the Company showing as of a date acceptable to the Company prior to the related Seller Addition Date the Obligors whose Receivables are to be transferred to the Company and the balance of the Receivables with respect to each such Obligor as of such date; and

                  (vii) the Company shall have received reports of UCC-1 and other searches of such Seller with respect to the Receivables and the Related Property reflecting the absence of Liens thereon, except Liens created in connection with the sale by the Company of an interest in the Purchased Receivables and except for Liens as to which the Company has received Uniform Commercial Code termination statements to be filed on or prior to the related Seller Addition Date.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

                    4.1  Representations and Warranties of the Sellers
                         ---------------------------------------------
          Relating to the Sellers.  Each Seller hereby represents and
          -----------------------
          warrants to the Company on the Effective Date and on each Payment Date that:

                    (a) Organization, Corporate Powers. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all requisite corporate power and authority, and all material licenses, permits, franchises, consents and approvals, to own or lease its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified and in good standing as a foreign corporation to do business in every jurisdiction where such qualification is necessary, except where the failure so to qualify would not have a Material Adverse Effect and (iv) has the corporate power and authority to execute, deliver and perform this Agreement and each of the other Sale Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party. It does not have any assets or business, nor is it a party to any material contract within the meaning of Item 6.01(b)(10) of Regulation S-K of the Securities and Exchange Commission, other than as disclosed or referred to in the registration statement of which the Preliminary Prospectus is a part or as contemplated hereby and thereby.

                    (b) Authorization. The execution, delivery and performance by it of this Agreement and each of the other Sale Documents to which it is a party, the sale of Receivables by it hereunder and the consummation of the other transactions contemplated by any of the foregoing (collectively, the "Sale Transactions") (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (x) violate (A) any provision of law, statute, rule or regulation (including, without limitation, Regulations G, T, U and X) or the certificate of incorporation or by-laws (or similar governing documents) of such Seller, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Seller is a party or by which it or any of its property is bound, (y) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument where any such conflict, violation, breach or default referred to in clause (ii)(x) or (ii)(y) of this subsection, individually or in the aggregate, would have a Material Adverse Effect or (z) result in the creation or imposition of any Lien upon any of its property or assets, except for Liens created under this Agreement and Liens created in connection with the sale by the Company of an interest in the Receivables.

                    (c) Enforceability. Each of this Agreement and each of the other Sale Documents to which it is a party has been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (d) Capitalization. All of its Capital Stock is owned directly or indirectly by C&A Products.

                    (e) Litigation; Compliance with Laws. (1) Except as described in the registration statement of which the Preliminary Prospectus is a part, there are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental Authority now pending or, to the knowledge of such Seller, threatened against or affecting such Seller or any of its property or rights as to which there is a reasonable possibility of an adverse determination and which (i) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect or (ii) involve the Transaction Documents or
               (iii) if adversely determined, could materially adversely affect the Sale Transactions.

                    (2) It is not in default with respect to any law, order, judgment, writ, injunction, decree, rule or regulation of any Governmental Authority where such default could have a Material Adverse Effect. The sales hereunder and the use of the proceeds thereof will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any court or Governmental Authority or subject such Seller to any civil or criminal penalty or fine. No Purchase Termination Event or Incipient Purchase Termination Event has occurred and is continuing.

                    (f) Agreements. (1) It is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                    (2) It is not in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could result in a Material Adverse Effect.

                    (g) Tax Returns. It has filed or caused to be filed all Federal, and all material state, local and foreign, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments in excess of $2,000,000 in the aggregate received by it, except taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on its books and taxes, assessments, charges, levies or claims in respect of property taxes for property that it has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. It has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to the periods ending on or before January 29, 1994, which taxes, if not paid or adequately provided for, would have a Material Adverse Effect. The tax returns of such Seller have been examined by relevant Federal tax authorities for all periods through January 26, 1985, and all deficiencies asserted as a result of such examinations have been paid. Except as set forth on Schedule 4, as of the Effective Date, with respect to such Seller, (i) no material claims are being asserted in writing with respect to any taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (iii) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority and (iv) no currently pending issues have been raised in writing by the Internal Revenue Service or any other taxing authority. For purposes of this paragraph, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                    (h) No Material Misstatements. (1) The information, reports, financial statements, exhibits and schedules furnished by or on behalf of such Seller to the Company in connection with the negotiation of any Sale Document or included therein or delivered pursuant thereto did not contain and will not contain as of the Effective Date any material misstatement of fact and did not omit and will not omit to state as of the Effective Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Sale Transactions or such Seller.

                    (2) As of the Effective Date, there are no facts relating to such Seller known or which, after reasonable inquiry, would be known by it that have not been disclosed to the Company in writing which could have a Material Adverse Effect.

                    (i) Employee Benefit Plans. Each of such Seller and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder except for such noncompliance which would not be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which such Seller or any of its ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file would not result in a Material Adverse Effect and, as of the Effective Date, the present value of all benefit liabilities under each Plan of such Seller or any of its ERISA Affiliates (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation report applicable thereto, exceed by more than $7,500,000 the value of the assets of such Plan. None of such Seller or any of its ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could result in a Material Adverse Effect. None of such Seller or any of its ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been termi-nated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorgan-ization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                    (j) Solvency. The fair salable value of the assets of such Seller exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Seller. The assets of such Seller do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Such Seller does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the Recapitalization Transactions but assuming that the Overallotment Option is not exercised).

                    (k) Absence of Certain Restrictions. No indenture, certificate of designation for preferred stock, agreement or other instrument to which such Seller or any of its Subsidiaries is a party will prohibit or materially restrain, or have the effect of prohibiting or materially restraining, or imposing materially adverse conditions upon, the sale of Receivables or the granting of Liens thereon.

                    (l) Indebtedness to Company. Immediately prior to consummation of the transactions contemplated hereby on the Effective Date, it had no outstanding Indebtedness to the Company.

                    (m) Lockboxes. Set forth in Schedule 2 is a complete and accurate description as of the Effective Date of each Lockbox Account currently maintained by such Seller. Each of the Lockbox Agreements, once entered into, shall be the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                    (n) Filings. On or prior to the Effective Date, all filings and other acts necessary or advisable (including but not limited to all filings and other acts necessary or advisable under the Uniform Commercial Code of each relevant jurisdiction) have been made or performed in order to grant the Company a first priority perfected ownership interest in respect of all Receivables.

                    (o) Receivables Documents. Upon the delivery, if any, by such Seller to the Company of licenses, rights, computer programs, related materials, computer tapes, disks, cassettes and data relating to the administration of the Purchased Receivables pursuant to subsection 5.15(d)(5), the Company shall have been furnished with all materials and data necessary to permit immediate collection of the Purchased Receivables without the participation of any Seller in such collection.

                    4.2  Representations and Warranties of the Sellers
                         ---------------------------------------------
          Relating to the Agreement and the Receivables.  Each Seller
          ---------------------------------------------
          hereby represents and warrants to the Company on the Effective Date and on each Payment Date that with respect to the Receivables being paid for as of such date:

                    (a) Receivables Description. The microfiche, printed or typed list or computer file delivered pursuant to subsection 3.1(b)(iv) is an accurate and complete listing in all material respects of all its Receivables as of June 15, 1994 and the information contained therein with respect to the identity of such Receivables is true and correct in all material respects as of such date.

                    (b) Eligible Receivable. Each Receivable sold by it hereunder and included as an Eligible Receivable in the calculation of Applicable Eligible Receivables Percentage will be, on and as of the date of such inclusion, an Eligible Receivable. The aggregate outstanding Principal Amount of Receivables sold by it on any Payment Date is correctly set forth on the Seller Daily Report with respect to such Seller and with respect to such Payment Date. The aggregate outstanding Adjusted Principal Amount of Receivables denominated in Canadian Dollars and sold by it on any Payment Date is correctly set forth on the Seller Daily Report with respect to such Seller and with respect to such Payment Date.

                    (c) Title; No Liens. Other than with respect to Receivables which such Seller states in writing (in the applicable Seller Daily Report or otherwise) are not Eligible Receivables on such date, such Seller is the sole legal and beneficial owner of its Receivables, and upon the sale of each Receivable of such Seller, the Company will become the sole legal and beneficial owner of such Receivable, free and clear of any Liens (except for Liens granted by such Seller in favor of the Company and the interest in such Purchased Receivables sold and the security interest therein granted by the Company to other Persons and except for Liens which are released on or prior to the Effective Date), and no effective financing statement or other instrument similar in effect covering all or any part of such Purchased Receivable, Related Property or Collections with respect thereto will at such time be on file against such Seller in any filing or recording office except such as have been filed in favor of the Company in accordance with this Agreement.

                    (d) Governmental Consents. Other than with respect to Receivables which such Seller states in writing (in the applicable Seller Daily Report or otherwise) are not Eligible Receivables on such date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Company in connection with the conveyance of each Receivable pursuant to the Receivables Transfer Agreement have been duly obtained, effected or given and are in full force and effect.

                    (e) Compliance With Laws. Other than with respect to Receivables which such Seller states in writing (in the applicable Seller Daily Report or otherwise) are not Eligible Receivables on such date, all laws, statutes, rules and regulations (including, without limitation, usury laws), applicable at the related Payment Date to any of the Receivables have been duly complied with by such Seller except to the extent any failure to so comply could not affect the validity or collectibility of such Receivable.

                    (f)  No Set-Off.  Other than with respect to
               Receivables which such Seller states in writing (in the applicable Seller Daily Report or otherwise) are not Eligible Receivables on such date, the Receivables are not subject to any defense, dispute, offset or counterclaim, whether arising out of the transactions represented by the Receivables or independently thereof and whether arising out of any assertion by any Obligor that its obligations in respect of any Receivable are, or may be, payable to a third party, instead of the owner of such Receivable, or otherwise.

                    (g) Chief Executive Office. The chief executive office of such Seller is listed opposite its name on
               Schedule 1, which office is the place where such Person is "located" for the purposes of Section 9-103(3)(d) of the Uniform Commercial Code of the State of New York, and the offices of such Seller where such Seller keeps its records concerning the Receivables are also listed in said Schedule opposite its name.

                    (h) Absence of Changes. As of the related Payment Date, there has not been since the date of this Agreement any material adverse change in the ability of such Seller, acting as the Servicer, to perform its obligations hereunder or under the Receivables Transfer Agreement.

                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

               Each Seller hereby agrees that, so long as there are any amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company or until an Early Termination with respect to such Seller, whichever is later, such Seller or the Master Servicer on behalf of such Seller shall:

                    5.1  Certificates; Other Information.  Furnish to the
                         -------------------------------
          Company:

                    (a) not later than 90 days after the end of each fiscal year and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a certificate of a Responsible Officer of the Master Servicer stating that, to the best of such Officer's knowledge, such Seller during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Sale Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Purchase Termination Event or Incipient Purchase Termination Event except as specified in such certificate; and

                    (b) promptly, such additional financial and other information as the Company may from time to time reasonably request.

                    5.2  Compliance with Laws, etc.  Comply in all material
                         --------------------------
          respects with its Certificate of Incorporation and by-laws and all laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, applicable to the Purchased Receivables, except to the extent that failure to comply therewith could not materially adversely affect the rights of the Company in the Purchased Receivables or the collectibility or validity thereof. Each Seller will comply, in all material respects, with its obligations under contracts with Obligors relating to the Purchased Receivables except to the extent such compliance would result in a violation of a laws, rules, regulations and orders of any Governmental Authority.

                    5.3  Preservation of Corporate Existence.  Do or cause
                         -----------------------------------
          to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and maintain such legal existence separate from that of the Company, provided that any
                                                       --------
          Seller may be merged or consolidated with or into any other Seller or C&A Products.

                    5.4  Visitation Rights.  At any reasonable time during
                         -----------------
          normal business hours and from time to time, in each case upon reasonable notice to such Seller and the Master Servicer, permit
          (i) the Company, or any of its agents or representatives, (A) to examine and make copies of and abstracts from the records, books of account and documents (including computer tapes and disks) of each Seller relating to the Purchased Receivables hereunder and
          (B) following the termination of the appointment of C&A Products as Master Servicer or of such Seller as Servicer with respect to the Purchased Receivables, to be present at the offices and properties of such Seller to administer and control the collection of amounts owing on the Purchased Receivables and (ii) the Company, or any of its agents or representatives, to visit the properties of such Seller for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of such Seller relating to the Purchased Receivables or such Seller's performance hereunder with any of its officers or directors and with its independent certified public accountants (subject to any requirements of confidentiality imposed by law or contract).

                    5.5  Keeping of Records and Books of Account.  Maintain
                         ---------------------------------------
          and implement, or cause to be maintained or implemented, administrative and operating procedures reasonably necessary or advisable for the collection of amounts owing on all Purchased Receivables, and, until any delivery to the Company, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of amounts owing on all such Purchased Receivables and the Related Property with respect thereto.

                    5.6  Location of Records.  Keep its chief place of
                         -------------------
          business and chief executive office, and the offices where it keeps the records concerning the Purchased Receivables (and all original documents relating thereto) at the locations referred to for it on Schedule 1 hereto or, upon 30 days' prior written notice to the Company, at such other locations in a jurisdiction where all action required by subsection 5.15(a) shall have been taken and completed and be in full force and effect.

                    5.7  Computer Files.  At its own cost and expense,
                         --------------
          retain the ledger used by such Seller as a master record of the Obligors and retain copies of all documents relating to each Obligor as custodian and agent for the Company and other Persons with interests in the Purchased Receivables and mark the computer tape or other physical records of the Purchased Receivables to the effect that interests in the Purchased Receivables existing with respect to the Obligors listed thereon have been sold to the Company.

                    5.8  Policies.  Perform its obligations in accordance
                         --------
          with and comply in all material respects with the Policies and the Company Policies and neither change nor modify the Policies or the Company Policies in any material respect, except with the prior written consent of the Company or if such changes are necessary under any law, rule, regulation or order of any Governmental Authority applicable to it; it being understood that material changes to the Policies and the Company Policies shall include, without limitation, changes to the timing of Charge-Offs of Receivables and changes to the creditworthiness criteria used in determining whether to extend credit to a Person and in determining the amount of such credit to extend.

                    5.9  Taxes; ERISA.  (a)  Pay and discharge promptly all
                         ------------
          taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such
                                          --------  -------
          payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings or such Seller, as applicable, shall set aside on its books adequate reserves as required by GAAP with respect thereto, (ii) such tax, assessment, charge, levy or claim is in respect of property taxes for property that such Seller has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iii) the amount of such taxes assessments, charges, levies and claims and interest and penalties thereon does not exceed $1,000,000 in the aggregate for the Master Servicer and all Sellers taken as a whole.

                    (b) (i) Comply in all material respects with the applicable provisions of ERISA and (ii) furnish to the Company
          (w) as soon as possible, and in any event within 30 days after any Responsible Officer of such Seller or any ERISA Affiliate of such Seller knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Master Servicer, such Seller or any of their ERISA Affiliates to the PBGC in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (x) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice such Seller or any of its ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by any of their ERISA Affiliates which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (y) within 20 days after the due date for filing with the PBGC pursuant to
          Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (z) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by such Seller or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by such Seller or such ERISA Affiliate concerning (I) the imposition of Withdrawal Liability or (II) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

                    5.10  Collections.  Use its best efforts to cause any
                          -----------
          Obligor which currently pays its Receivables by checks mailed to such Seller to make future payments in respect of Receivables to a Lockbox Account or by wire transfer to the Collection Account, provided, that, prior to an Incipient Purchase Termination Event
          --------
          or a Purchase Termination Event, no Seller shall be obliged to make any such request of any such Obligor if such Seller determines in its reasonable judgment that such request could be detrimental to its ongoing business relationship with such Obligor.

                    5.11  Lockbox Agreements; Lockbox Accounts.  Within 60
                          ------------------------------------
          days of the Effective Date,

                    (a) if such Seller has not established a Lockbox Account on the Effective Date, it shall establish one and enter into a Lockbox Agreement with respect thereto;

                    (b) if such Seller shall not have entered into a Lockbox Agreement with respect to any existing Lockbox Account on the Effective Date, it shall enter into such a Lockbox Agreement.

                    5.12  Furnishing Copies, etc.  Furnish to the Company:
                          -----------------------

                    (a) within two Business Days of the Company's request, but no more than once each month, a certificate of the chief financial officer of such Seller or of the Master Servicer on behalf of such Seller certifying, as of the date thereof, to the best knowledge of such officer, that no Purchase Termination Event has occurred and is continuing, and setting forth the computations used by the chief financial officer of such Seller in making such determination or if one has so occurred specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                    (b) promptly upon obtaining knowledge of the occurrence of any Purchase Termination Event or Incipient Purchase Termination Event, written notice thereof;

                    (c) promptly following request therefor, such other information, documents, records or reports regarding or with respect to the Purchased Receivables of the applicable Seller, as the Company may from time to time reasonably request;

                    (d) promptly upon obtaining knowledge of the occurrence thereof, written notice of any event of default or default under any other Sale Document;

                    (e) promptly upon obtaining knowledge of the occurrence thereof, written notice of any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

                    (f) promptly upon determining that any Purchased Receivable designated as an Eligible Receivable on the applicable Daily Report or Settlement Statement was not an Eligible Receivable as of the date provided therefor, written notice of such determination.

                    5.13  Obligations with Respect to Obligors and
                          ----------------------------------------
          Receivables.  Take all actions on its part reasonably necessary
          -----------
          to maintain in full force and effect its material rights under all contracts relating to the Purchased Receivables.

                    5.14  Responsibilities of the Sellers.  Notwithstanding
                          -------------------------------
          anything herein to the contrary, (i) each Seller shall perform or cause to be performed all its obligations under the Policies and the Company Policies related to the Purchased Receivables to the same extent as if such Purchased Receivables had not been transferred to the Company hereunder, (ii) the exercise by the Company of any of its rights hereunder shall not relieve any Seller of its obligations with respect to such Purchased Receivables and (iii) except as provided by law, the Company shall not have any obligation or liability with respect to any Purchased Receivables, nor shall the Company be obligated to perform any of the obligations or duties of any Seller thereunder.

                    5.15  Further Action.  In addition to the foregoing:
                          --------------

                    (a) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in such Seller's reasonable judgment or that the Company may reasonably request, in order to protect or more fully evidence the Company's right, title and interest in the Purchased Receivables, or to enable the Company to exercise or enforce any of its rights in respect thereof. Without limiting the generality of the foregoing, each Seller will upon the request of the Company
               (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the opinion of the Company, advisable, (B) indicate on its books and records that the Purchased Receivables have been purchased by the Company and that the Company has sold an interest therein and has granted a security interest therein in the Company's retained interest, and provide to the

               Company, upon request, copies of any such records, and (C) obtain the agreement of any Person having a Lien on any Receivables owned by any Seller (other than any Lien created or imposed hereunder or any Lien expressly permitted pursuant to subsection 6.1) to release such Lien upon the purchase of any such Receivables by the Company.

                    (b) Each Seller hereby irrevocably authorizes the Company to file one or more financing or continuation statements (and other similar instruments), and amendments thereto, relative to all or any part of the Purchased Receivables and the Related Property sold or to be sold by such Seller without the signature of such Seller to the extent permitted by applicable law.

                    (c) If any Seller fails to perform any of its agreements or obligations under this Agreement, the Company may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Company incurred in connection therewith shall be payable by such Seller as provided in subsection 9.3.

                    (d) Each Seller agrees that, upon the occurrence and during the continuation of a Purchase Termination Event, Incipient Purchase Termination Event or a Servicer Event of
               Default:

                         (1) the Company (and its assignees) shall have the right at any time to notify, or require that any Seller at such Seller's expense notify, the respective Obligors of the Company's ownership of the Purchased Receivables and may direct that payment of all amounts due or to become due under the Purchased Receivables be made directly to the Company or its designee;

                         (2) the Company (and its assignees) shall have the right to (x) sue for collection on any Purchased Receivables or (y) sell any Purchased Receivables to any Person for a price that is acceptable to the Company. If required by the terms of Section 9-504 or 9-505 of the Uniform Commercial Code, the Company (and its assignees) may offer to sell any Purchased Receivable to any Person, together, at its option, with all other Purchased Receivables created by the same Obligor. Any Purchased Receivable sold hereunder shall cease to be a Receivable for all purposes under this Agreement as of the effective date of such sale;

                         (3) each Seller shall, upon the Company's written request and at such Seller's expense, (x) assemble all such Seller's documents, instruments and other records (including credit files and computer tapes or disks) that (1) evidence or will evidence or record

                    Receivables sold by such Seller and (2) are otherwise necessary or desirable to effect Collections of such Purchased Receivables (collectively, the "Documents") and (y) deliver the Documents to the Company or its designee at a place designated by the Company. In recognition of each Seller's need to have access to any Documents which may be transferred to the Company hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables purchased hereunder or as a result of its responsibilities as Servicer, the Company hereby grants to the applicable Seller an irrevocable license to access the Documents transferred by such Seller to Company and to access any such transferred computer software in connection with any activity arising in the ordinary course of such Seller's business or in performance of such Seller's duties as Servicer, provided that such Seller shall not disrupt or otherwise interfere with the Company's use of and access to the Documents and its computer software during such license period;

                         (4) each Seller hereby irrevocably authorizes the Company or its designee to take any and all steps in such Seller's name necessary or desirable, in the reasonable opinion of the Company, to collect all amounts due under the Purchased Receivables, including endorsing such Seller's name on checks and other instruments representing Collections, enforcing the Purchased Receivables and exercising all rights and remedies in respect thereof; and

                         (5) upon written request of the Company, each Seller will (x) deliver to the Company or a party designated by the Company all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary to the immediate collection of the Purchased Receivables by the Company, with or without the participation of any Seller (excluding software licenses which by their terms are not permitted to be so delivered, provided, that such Seller shall use its best efforts to obtain the consent of the relevant licensor to such delivery) and (y) make such arrangements with respect to the collection of the Purchased Receivables as may be reasonably required by the Company.

                                      ARTICLE VI

                                  NEGATIVE COVENANTS

                    Each Seller hereby agrees that, so long as there are any amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company or until an Early

          Termination with respect to such Seller, whichever is later, such Seller shall not, directly or indirectly:

                    6.1  Liens.  Except as otherwise expressly herein
                         -----
          provided, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivables or Related Property, or assign any right to receive proceeds in respect thereof except
                                                                  ------
          for Liens created or imposed hereunder or under the Receivables Transfer Agreement.

                    6.2  Extension or Amendment of Receivables.  Extend,
                         -------------------------------------
          make any Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Purchased Receivables, except (i) in accordance with the terms of the Policies and the Company Policies, (ii) as required by any Requirement of Law, (iii) in the case of Adjustments, upon making an Adjustment Payment pursuant to subsection 2.5, or (iv) with the consent of the Company, provided that the applicable Servicer may cause
                   --------
          Receivables to become Charge-Offs.

                    6.3  Change in Payment Instructions to Obligors.
                         ------------------------------------------
          Instruct any Obligor of any Purchased Receivables to make any payments with respect to any Receivables other than in accordance with its current practices with respect to such Obligor; provided
                                                                   --------
          that, in accordance with subsection 5.10, it may instruct any Obligor to make such payments to a Lockbox Account or by wire transfer to the Collection Account.

                    6.4  Change in Name.  Change its name, identity or
                         --------------
          corporate structure in any manner which would or might make any financing statement or continuation statement (or other similar instrument) relating to this Agreement seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code (or any other similar law) without 30 days' prior written notice to the Company.

                    6.5  Modification of Ledger.  Delete or otherwise
                         ----------------------
          modify the marking on the ledger referred to in subsection 5.7.

                    6.6  Business of the Sellers.  (a) Engage at any time
                         -----------------------
          in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto or (b) fail to maintain and operate such business in substantially the manner in which it is presently conducted and operated if such failure would materially adversely affect the interests of the Company under the Transaction Documents.

                    6.7  Accounting of Purchases.  Prepare any financial
                         -----------------------
          statements which shall account for the transactions contemplated hereby (other than capital contributions and the Subordinated Notes) in any manner other than as sales of the Purchased

          Receivables by such Seller to the Company or in any other respect account for or treat the transactions contemplated hereby (including for accounting purposes and, where taxes are not consolidated, for tax reporting purposes, except as required by law) (other than capital contributions and the Subordinated Notes) in any manner other than as sales of the Purchased Receivables by such Seller to the Company.

                    6.8  Chattel Paper.  Not take any action to cause any
                         -------------
          Receivable to be evidenced by any instrument (as defined in the Uniform Commercial Code as in effect in the State of New York) except in connection with the enforcement or collection of a Receivable.

                    6.9  Ineligible Receivables.  Without the prior written
                         ----------------------
          approval of the Company, take any action to cause, or which would permit, an Eligible Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement.

                                     ARTICLE VII

                             PURCHASE TERMINATION EVENTS

                    If any of the following events (herein called "Purchase Termination Events") shall have occurred and be continuing:

                    (a) any Seller shall fail (i) to pay any amount due pursuant to subsection 2.6 in accordance with the provisions thereof and such failure shall continue unremedied for a period of five days from the earlier of (A) the date any officer of such Seller obtains knowledge of such default and
               (B) the date such Seller receives notice of such default from the Company or (ii) to pay any other amount required to be paid by such Seller hereunder within two Business Days of the date when due; or

                    (b) any Seller shall fail to observe or perform any covenant or agreement applicable to it contained in subsection 5.6, 5.7, 5.12 or 5.15(a), provided no such
                                                     --------
               failure shall constitute a Purchase Termination Event under this paragraph (b) unless such default shall continue unremedied for 10 consecutive days; or

                    (c) any Seller shall fail to observe or perform any covenant or agreement applicable to it contained in subsection 5.2, 5.8, 6.1, 6.2, 6.3, 6.4, 6.5, 6.8 or 6.9;
               provided that a Purchase Termination Event shall not be
               --------
               deemed to have occurred under this paragraph (c) based upon a failure to observe a covenant contained in subsection 5.2, 5.8, 6.1, 6.2, 6.3, 6.4, 6.5, 6.8 or 6.9 if the Sellers
               shall have complied with the provisions of subsection 2.6 in respect thereof; or

                    (d) any Seller shall fail to observe or perform any covenant or agreement applicable to it contained herein (other than as specified in paragraph (a), (b) or (c) of this Article VII), provided that no such failure shall
                                  --------
               constitute a Purchase Termination Event under this paragraph
               (d) unless such default shall continue unremedied for a period of 30 consecutive days from the earlier of (A) the date any Responsible Officer of such Seller obtains knowledge of such default and (B) the date such Seller receives notice of such default from the Company; or

                    (e) any representation, warranty, certification or statement made or deemed made by any Seller in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been false or misleading in any material respect on or as of the date made or deemed made, provided, that a Purchase Termination Event shall not
                     --------
               be deemed to have occurred under this paragraph (e) based upon a breach of any representation or warranty set forth in subsection 4.2 if the Sellers shall have complied with the provisions of subsection 2.6 in respect thereof; or

                    (f) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of any Seller or of a substantial part of the property or assets of any Seller under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Seller or for a substantial part of the property or assets of any Seller or (z) the winding-up or liquidation of any Seller; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (ii) any Seller shall (t) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (u) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (f)(i) above, (v) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Seller or for a substantial part of the property or assets of such Seller,
               (w) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (x) make a general assignment for the benefit of creditors, (y) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (z) take any action for the purpose of effecting any of the foregoing; or

                    (g) there shall have occurred a Termination Event under the Receivables Transfer Agreement or the Commitments shall have terminated thereunder;

          then, (x) in the case of any Purchase Termination Event described in paragraph (f) above with respect to any Seller, automatically the obligation of the Company to purchase Receivables from such Seller shall thereupon terminate without notice of any kind, which is hereby waived by the Sellers and (y) in the case of any Purchase Termination Event, so long as such Purchase Termination Event shall be continuing, the Company may terminate its obligation to purchase Receivables from any or all of the Sellers by written notice to each such Seller (any termination pursuant to clause (x) or (y) of this Article VII which affects a Seller is herein called an "Early Termination" with respect to such Seller).


                                     ARTICLE VIII

                                THE SUBORDINATED NOTES

                    8.1  Subordinated Notes.  On the Effective Date, the
                         ------------------
          Company shall issue to the Sellers (i) a subordinated note substantially in the form of Exhibit A (the "U.S. Dollar Subordinated Note") and (ii) a subordinated note substantially in the form of Exhibit B (the "Canadian Dollar Subordinated Note"; each, a "Subordinated Note" and collectively, the "Subordinated Notes"). The aggregate principal amount of the Subordinated Notes at any time shall be equal to the difference between (a) the aggregate principal amount on the issuance thereof and each addition to the principal amount of each Subordinated Note with respect to each Seller pursuant to the terms of subsection 2.3 minus (b) the aggregate amount of all payments made in respect of
          -----
          the principal of the Subordinated Notes. All payments made in respect of the Subordinated Notes shall be allocated among the Sellers by the Master Servicer. Each Seller's interest in the Subordinated Notes shall equal the sum of each addition thereto allocated to such Seller pursuant to subsection 2.3(c) less the sum of each repayment thereof allocated to such Seller. Interest on the principal amount of each Subordinated Note shall accrue on the last day of each fiscal month of the Sellers at the ABR from and including the Effective Date and shall be paid on each Settlement Date with respect to amounts accrued and not paid as of the last day of the preceding Settlement Period and/or the maturity date thereof provided, however, that accrued interest on
                                --------  -------
          a Subordinated Note which is not so paid may be added to the principal amount of such Subordinated Note. Principal not prepaid pursuant to the terms hereof and of the other Sale Documents shall be payable on the maturity date thereof. Default in the payment of principal or interest under either Subordinated Note shall not constitute a default or event of default or a Purchase Termination Event hereunder or a Termination Event under the Receivables Transfer Agreement.

                    8.2  Restrictions on Transfer of Subordinated Notes.
                         ----------------------------------------------
          Neither any Subordinated Note, nor any right of any Seller to receive payments thereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed; provided, however, that any Seller may pledge its
                    --------  -------
          rights to receive payments under either Subordinated Note to the lenders under the Credit Agreement subject to the conditions that the Collateral Agent and any present or future holder or beneficiary of such right to receive payments under a Subordinated Note agrees, in its capacity as such, to be bound by all the terms and conditions of this Agreement, including without limitation, subsection 9.16 hereof.


                                      ARTICLE IX

                                    MISCELLANEOUS

                    9.1  Further Assurances.  (a)  Each Seller agrees, from
                         ------------------
          time to time, to do and perform any and all acts and to execute any and all further instruments reasonably required or requested by the Company more fully to effect the purposes of this Agreement and the sales of the Receivables hereunder, including, without limitation, the execution of any financing statements or continuation statements (and other similar instruments) relating to the Receivables for filing under the provisions of the Uniform Commercial Code, or any similar law, of any applicable jurisdiction.

                    (b) From time to time at the request of a Seller, the Company shall deliver to such Seller such documents, assignments, releases and instruments of termination as such Seller may reasonably request to evidence the reconveyance by the Company to such Seller of a Receivable pursuant to the terms of subsection 2.1(b) or 2.6, provided that the Company shall have been paid all
                         --------
          amounts due thereunder; and the Company and the Master Servicer shall take such action as such Seller may reasonably request, at the expense of such Seller, to assure that any such Receivable, the Related Property with respect thereto and the proceeds thereof do not remain commingled with Collections hereunder.

                    9.2  Payments.  Each cash payment to be made by any of
                         --------
          the Company or the Sellers hereunder shall be made on the required payment date and in immediately available funds at the office of the payee set forth below its signature hereto or to such other office as may be specified by either party in a notice to the other party hereto and (x) with respect to payments on account of Receivables denominated in Canadian Dollars, in Canadian Dollars except to the extent provided otherwise in
          Article II hereof and (ii) in all other cases, in Dollars.

                    9.3  Costs and Expenses.  The Sellers, jointly and
                         ------------------
          severally, agree (a) to pay or reimburse the Company for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Sale Documents and any other documents prepared in connection herewith and therewith, the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all reasonable and documented fees and disbursements of counsel,
          (b) to pay or reimburse the Company for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any of the other Related Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Company, (c) to pay, indemnify, and hold the Company harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents and (d) to pay, indemnify, and hold the Company harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of this Agreement or the transactions contemplated hereby or in connection herewith or any action taken or omitted by the Company under or in connection with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called "Indemnified Liabilities") or (ii) which would not have been imposed on, incurred by or asserted against the Company but for its having purchased the Receivables hereunder, provided, that
                                                          --------
          such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Company, and provided, further, that
                                                   --------  -------
          the Sellers shall have no obligation under this subsection 9.3 to the Company with respect to Indemnified Liabilities arising from
          (i) any action taken, or omitted to be taken, by a Servicer which is not an Affiliate of the Sellers, (ii) any Eligible Receivable which becomes a Charge-Off as a result of non-payment by the Obligor with respect thereto or (iii) any action taken by the Banks or the Company at the direction of the Administrative Agent in collecting from an Obligor. The agreements in this subsection shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

                    9.4  Successors and Assigns.  This Agreement shall be
                         ----------------------
          binding upon and inure to the benefit of the Sellers and the Company and their respective successors (whether by merger, consolidation or otherwise) and assigns. Except as expressly permitted pursuant to subsections 8.2 and 8.4, each Seller agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Company. The Sellers acknowledge that the Company shall assign all of its rights hereunder to the Banks and, after the termination of the Receivables Transfer Agreement, to another entity or entities (each, a "Subsequent Financing Party") buying an interest in the Receivables. Each Seller consents to such assignment and agrees that the Administrative Agent and the Banks, to the extent provided in the Receivables Transfer Agreement, and each Subsequent Financing Party to the extent provided in the documents to which it is a party, shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or waiver) of the Company directly against such Seller, whether or not a Purchase Termination Event or a Termination Event has occurred. Each Seller further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Administrative Agent or such Subsequent Financing Party, as the case may be, until all amounts due to the Banks or such Subsequent Financing Party, as the case may be, are paid in full. Each of the Administrative Agent and each such Subsequent Financing Party shall have the rights of third-party beneficiaries under this Agreement.

                    9.5  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
                         -------------
          OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                    9.6  No Waiver; Cumulative Remedies.  No failure to
                         ------------------------------
          exercise and no delay in exercising, on the part of the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                    9.7  Amendments and Waivers.  Neither this Agreement
                         ----------------------
          nor any terms hereof may be amended, supplemented or modified except in a writing signed by the Company and any affected Seller.

                    9.8  Severability.  Any provision of this Agreement
                         ------------
          which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    9.9  Notices.  All notices, requests and demands to or
                         -------
          upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and C&A Products, and as set forth on Schedule 1 hereof in the case of the Sellers, or to such other address as may be hereafter notified by the respective parties hereto:

               The Company:        Carco, Inc.
                                   ______________________________
                                   ______________________________
                                   Attention:
                                   Telecopy:

               C&A Products:       Collins & Aikman Products Co.
                                   701 McCullough Drive
                                   Charlotte, North Carolina  28262
                                   Attention:  Mark Remissong
                                   Telecopy:  704-548-2330


                    9.10  Counterparts.  This Agreement may be executed by
                          ------------
          one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company.

                    9.11  Construction of Agreement as Security Agreement.
                          -----------------------------------------------
          (a) The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Company and a sale by the applicable Seller of the Purchased Receivables and Related Property with respect thereto and not as a lending transaction. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, each Seller hereby grants to the Company a first priority security interest in all of such Seller's right, title and interest in and to the Receivables and the Related Property now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, including, without limitation, Recoveries, and all "proceeds" thereof, to secure all such Seller's obligations hereunder.

                    (b) This Agreement shall constitute a security agreement under applicable law.

                    9.12  Waivers of Jury Trial.  Each party hereto hereby
                          ---------------------
          waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Sale Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Sale Documents, as applicable, by, among other things, the mutual waivers and certifications in this subsection 9.12.

                    9.13  Jurisdiction; Consent to Service of Process.  (a)
                          -------------------------------------------
          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Sale Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement or the other Sale Documents against any Seller or its properties in the courts of any jurisdiction.

               (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Sale Documents in any New York State or Federal court.
          Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in subsection 9.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                    9.14  Addition of Sellers.  Subject to subsection 3.4
                          -------------------
          hereof, subsection 8.22 of the Receivables Transfer Agreement and the terms and conditions of this subsection 9.14, from time to time one or more additional Subsidiaries of C&A Products may become Sellers hereunder and parties hereto. If any such Subsidiary wishes to become an additional Seller, it shall submit a request to such effect in writing to the Company. The Company, in its sole and absolute discretion, may agree to or deny any such request, provided that, if the Company shall have failed to
                        --------
          respond to any such request within 30 days after receipt thereof, such request shall be deemed to have been denied. If the Company shall have agreed to any such request, such Subsidiary shall become an additional Seller hereunder and a party hereto on the related Seller Addition Date upon satisfaction of the conditions set forth in subsection 3.4.

                    9.15  Optional Termination of Seller.  (a) Any Seller
                          ------------------------------
          may be terminated as a Seller hereunder on the date such Seller ceases to be a wholly owned direct or indirect Subsidiary of C&A Products, provided (i) that the aggregate outstanding Adjusted
                    --------
          Principal Amount of Purchased Receivables sold by all Sellers which so cease to be wholly owned Subsidiaries at such time (together with the aggregate outstanding Adjusted Principal Amount of Purchased Receivables sold by all Sellers which have been terminated pursuant to this subsection 9.15 within the preceding 90 days) shall not exceed 10% of the aggregate outstanding Adjusted Principal Amount of all Purchased Receivables and (ii) that no Purchase Termination Event or Incipient Purchase Termination Event has occurred and is continuing, or would result as a result thereof. From and after the date any such Seller ceases to be a wholly owned Subsidiary of C&A Products, the Company shall cease buying Receivables and Related Property from such Seller. Each such Seller shall be released as a Seller party hereto for all purposes and shall cease to be a party hereto on the date on which there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company, whether such amounts have been repurchased, collected or written off in accordance with the Policies and the Company Policies. Prior to such date, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Transaction Documents to which it is a party with respect to Purchased Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to deposit Collections into the appropriate Lockboxes.

                    (b) From time to time the Sellers, or the Master Servicer on behalf of the Sellers, may request in writing that the Company designate one or more Sellers as Sellers that shall cease to be parties to this Agreement; provided that no Purchase
                                                 --------
          Termination Event or Incipient Purchase Termination Event has occurred and is continuing, or would result as a result thereof. Any such request shall specify the minimum aggregate Adjusted Principal Amount of outstanding Purchased Receivables to have been sold by the Sellers to be so designated by the Company. The Company, in its sole and absolute discretion (subject to subsection 8.23 of the Receivables Transfer Agreement), shall, within 45 days of receipt of such request, select the Sellers to be so terminated, provided that the aggregate Adjusted Principal
                            --------
          Amount of outstanding Purchased Receivables previously sold by such Sellers shall be substantially equal to the Adjusted

          Principal Amount specified in such request. Promptly after receipt of any such designation by the Company, the Sellers shall either (i) elect not to terminate such designated Sellers or (ii) select a date, which date shall not be later than 30 days after the date of receipt of such designation, as the "Sale Termination Date" for such designated Sellers. From and after such date, the Company shall cease buying Receivables and Related Property from such Sellers. Each such Seller shall be released as a Seller hereunder and a party hereto for all purposes and shall cease to be a party hereto on the date on which there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company, whether such amounts have been repurchased in the manner provided in clause (a) above, collected or written off in accordance with the Policies and the Company Policies. Prior to such date, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Related Documents with respect to Purchased Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to deposit Collections into the appropriate Lockboxes.

                    (c) A terminated Seller shall have no obligation to repurchase any Receivables other than Receivables previously sold by it to the Company which are subject to a Repurchase Event.

                    9.16  No Bankruptcy Petition.  Each Seller and C&A
                          ----------------------
          Products by entering into this Agreement, and any present or future holder of a Subordinated Note, by its acceptance thereof, covenants and agrees that, prior to the date which is one year and one day after the date of termination of this Agreement pursuant to subsection 9.17, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

                    9.17  Termination.  This Agreement will terminate at
                          -----------
          such time as (a) the commitment of the Company to purchase Receivables from all Sellers hereunder shall have terminated and
          (b) all Receivables purchased hereunder have been collected, and the proceeds thereof turned over to the Company and all other amounts owing to the Company hereunder shall have been paid in full or, if Receivables sold hereunder have not been collected such Receivables have become Defaulted Receivables and the Company shall have completed its collection efforts in respect thereto; provided, however, that the indemnities of the Sellers
                   --------  -------
          to the Company set forth in this Agreement shall survive such termination and provided, further, that, to the extent any
                          --------  -------
          amounts remain due and owing to the Company hereunder, the Company shall remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof.

                    9.18  Confidentiality.  The Company agrees that it
                          ---------------
          shall maintain in confidence any information relating to any Seller furnished to it by or on behalf of such Seller (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party, (y) has been independently developed by such party without violating this subsection 9.18 or (z) was available to such party from a third party having, to such party's knowledge, no obligation of confidentiality to such Seller) and shall not reveal the same other than to its directors, officers, employees and advisors with a need to know except: (a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (b) as part of normal reporting or review procedures to Governmental Authorities or its parent companies, Affiliates or auditors, (c) in order to enforce its rights under any Sale Document in a legal proceeding and (d) in connection with the collection of any Purchased Receivable or the exercise of any remedy hereunder or under the Receivables Transfer Agreement.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      COLLINS & AIKMAN PRODUCTS CO., as Master
                                      Servicer

                                      By:_________________________
                                         Title:


                                      CARCO, INC.

                                      By:_________________________
                                         Title:


                                      The Sellers:
                                      -----------


                                      COLLINS & AIKMAN PRODUCTS CO.

                                      By:_________________________
                                         Title:


                                      COLLINS & AIKMAN CORPORATION

                                      By:_________________________
                                         Title:



                                      WCA CANADA, INC.

                                      By:_________________________
                                         Title:

                                      IMPERIAL WALLCOVERINGS (CANADA), INC.

                                      By:_________________________
                                         Title:


                                      IMPERIAL WALLCOVERINGS, INC.

                                      By:_________________________
                                         Title:


                                      THE AKRO CORPORATION

                                      By:_________________________
                                         Title:


                                      DURA ACQUISITION CORP.

                                      By:________________________
                                         Title:

                                      SCHEDULE 1
                                      ----------

                        LOCATIONS OF CHIEF EXECUTIVE OFFICES;
                            LOCATIONS OF BOOKS AND RECORDS
                            ------------------------------

                                      SCHEDULE 2
                                      ----------

                                      LOCKBOXES
                                      ---------

                                       SCHEDULE 3
                                       ----------
                                 DISCOUNTED PERCENTAGE
                                 ---------------------

        The Discounted Percentage applicable to the Receivables purchased on any date from any Seller shall equal the percentage obtained from the following formula:

                  100% - (A + B + C + D)

        all determined by the Company as of the related Payment Date,

        Where

        A = Adjusted Loss Reserve Percentage, which as of such Payment Date will equal the ratio obtained by dividing (a) Charge-Offs (net of recoveries in respect of Charge-Offs) with respect to such Seller during the twelve-fiscal-month period immediately preceding the Settlement Date most recently preceding such Payment Date by (b) four times the aggregate amount of Collections during the three-fiscal-month period immediately preceding the Settlement Date most recently preceding such Payment Date with respect to Receivables originated by such Seller.

        B = Adjusted Yield Reserve Percentage, which as of such Payment Date will equal the amount obtained by dividing (a) the product of (i) 1.5, (ii) Days Sales Outstanding and (iii) the Adjusted Discount Rate by (b) 360.

        C =  Servicing Reserve Percentage.

        D = Processing Expense Reserve Percentage, which will equal 1/2% and reflects the cost of the Company's overhead, including costs of processing the purchase of Receivables and other normal operating costs and a reasonable profit margin.

        None of the elements of the above-referenced formula, in respect of any purchase of Receivables, will be adjusted following the related Payment Date.

        "Adjusted Discount Rate" means as of such Payment Date the sum of (a) the weighted average of (i) the weighted average rate of interest payable to the Banks or any Subsequent Financing Party with respect to the outstanding Participating Interest and (ii) the rate of interest payable to the Sellers with respect to the outstanding principal amount of the Subordinated Notes as such rates are in effect as at the end of the fiscal month immediately preceding the Settlement Date most recent to such Payment Date and (iii) an assumed return on the shareholders' equity in the Company at a rate to be determined from time to time by the Master Servicer and (b) the amount obtained by dividing (i) the aggregate amount of fees (other than the Monthly Servicing Fee) accrued with respect to the Receivables Transfer Agreement during the fiscal month immediately preceding the Settlement Date most recent to such Payment Date by (ii) the average outstanding Adjusted Principal Amount of the Receivables during such fiscal month.

        With respect to each calculation set forth above with respect to a Settlement Date, such calculation as calculated on each Settlement Statement Date and included in the applicable Settlement Statement shall remain in effect from and including the related Settlement Date to but excluding the following Statement Date.

                                       SCHEDULE 4
                                       ----------

                                      TAX MATTERS
                                      -----------